UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2005

Keithley Instruments, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-9965	34-0794417
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28775 Aurora Road, Solon, Ohio		44139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(440) 248-0400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 30, 2005, Keithley Instruments, Inc. ("Company") and JPMorgan Chase Bank, N.A. executed the Fourth Amendment to Credit Agreement ("Amendment"). The Credit Agreement ("Agreement") is a $10 million debt facility that provides unsecured, multi-currency revolving credit at various interest rates based on Prime or LIBOR. The Amendment provides for the extension of the termination date of the Agreement to March 31, 2008 from March 31, 2005. In addition, the Company may request a one-year extension to the termination date on an annual basis beginning March 31, 2006. The Amendment also changes the applicable interest rate for outstanding borrowings under LIBOR to LIBOR plus 0.40% or 0.75% depending upon the interest coverage ratio maintained by the Company and reduces the annual facility fee to 0.125% on the total amount of the commitment. Other significant provisions of the Agreement, including the requirement of the Company to maintain various financial ratios and covenants, remain unchanged.

A copy of the Amendment is attached as Exhibit 10(n).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 of this Current Report on From 8-K is set forth in Item 1.01 "Entry into a Material Definitive Agreement" above, the contents of which are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10(n) Fourth Amendment to Credit Agreement, dated March 30, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keithley Instruments, Inc.

April 5, 2005	By:	Mark J. Plush

Name: Mark J. Plush
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.n	Fourth Amendment to Credit Agreement